Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(79,910,899)
Unrealized Gain (Loss) on Market Value of Futures	20,650,730
Dividend Income	899
Interest Income	49,766
ETF Transaction Fees	5,000
Total Income (Loss)	$(59,204,504)

Expenses
General Partner Management Fees	$261,960
Professional Fees	13,853
Brokerage Commissions	182,787
Non-interested Directors' Fees and Expenses	3,219
Prepaid Insurance Expense	5,420
NYMEX License Fee	6,549
SEC & FINRA Registration Expense	33,180
Total Expenses	$506,968
Net Income (Loss)	$(59,711,472)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/15	$501,294,296
Additions (7,500,000 Shares)	71,953,751
Net Income (Loss)	(59,711,472)

Net Asset Value End of Month	$513,536,575
Net Asset Value Per Share (58,766,476 Shares)	$8.74

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612